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                                                                    EXHIBIT 99.4

                                     OFFER

                                       OF

                        BLUEGREEN ACQUISITION SUB, INC.
                  A WHOLLY OWNED SUBSIDIARY OF EXELIXIS, INC.
                       TO EXCHANGE SHARES OF COMMON STOCK

                                       OF

                                 EXELIXIS, INC.
                           FOR SHARES OF COMMON STOCK

                                       OF

                              GENOMICA CORPORATION

         PURSUANT TO THE EXCHANGE OFFER AND BASED ON THE EXCHANGE RATIO
              DESCRIBED IN THE PROSPECTUS DATED NOVEMBER 29, 2001.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
             TIME, DECEMBER 27, 2001, UNLESS THE OFFER IS EXTENDED.

                                                               November 29, 2001

To Our Clients:

     Enclosed for your consideration are the Prospectus, dated November 29, 2001 (the "Prospectus"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Bluegreen Acquisition Sub, Inc. ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of Exelixis, Inc., a Delaware corporation ("Exelixis"), to exchange a portion of a share of Exelixis common stock, par value $0.001 per share ("Exelixis Common Stock"), in accordance with the exchange ratio (determined as described in the Prospectus), for each outstanding share of common stock, par value $0.001 per share ("Genomica Common Stock"), of Genomica Corporation, a Delaware corporation ("Genomica"), other than those owned by Exelixis or its subsidiaries, upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal. The Offer is being made in connection with a merger agreement, dated as of November 19, 2001, among Exelixis, Merger Sub and Genomica. The merger agreement provides, among other things, that following completion of the Offer, Merger Sub will be merged with Genomica, with Genomica surviving the merger as a wholly owned subsidiary of Exelixis.

     WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF SHARES OF GENOMICA COMMON STOCK HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES OF GENOMICA COMMON STOCK CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES OF GENOMICA COMMON STOCK HELD BY US FOR YOUR ACCOUNT.
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     We request instructions as to whether you wish us to tender any or all of the shares of Genomica Common Stock held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The consideration per share of Genomica Common Stock is a portion of a share of Exelixis Common Stock and will be based upon the exchange ratio determined as described in the Prospectus.

          2. The Offer is being made for all outstanding shares of Genomica Common Stock.

          3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on December 27, 2001, unless the Offer is extended.

          4. The Offer is subject to several conditions set forth in the Prospectus, which you should review in detail. See "The
     Transaction - Conditions to the Exchange Offer" in the Prospectus.

          5. The Genomica board of directors has unanimously (1) approved and adopted the merger agreement and the transactions contemplated thereby, including the Offer, (2) determined that the Offer is fair to, and in the best interests of, Genomica and Genomica's stockholders and (3) recommended that the Genomica stockholders accept the Offer and tender their shares of Genomica Common Stock pursuant to the Offer.

          6. Cash will be paid in lieu of any fraction of a share of Exelixis Common Stock to which a stockholder would be entitled. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 30.5% (30% for payments in 2002) of any cash payment to such stockholder or other payee pursuant to the Offer.

     The Offer is made solely by the Prospectus and the related Letter of Transmittal and any supplements and amendments thereto. Except as disclosed in the Prospectus, Merger Sub is not aware of any state in which the making of the Offer or the acceptance of shares of Genomica Common Stock pursuant to the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Merger Sub becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of shares of Genomica Common Stock pursuant to the Offer, Merger Sub will make a good faith effort to comply with any such state statute. If, after such good faith effort, Merger Sub cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of shares of Genomica Common Stock residing in any such jurisdiction. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Merger Sub by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any of your shares of Genomica Common Stock, please so instruct us by completing, executing and returning to us the instruction form set forth on page 3 of this letter. An envelope to return your instruction form to us is enclosed. If you authorize the tender of your shares of Genomica Common Stock, all your shares of Genomica Common Stock will be tendered unless otherwise specified on page 3 of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

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                     INSTRUCTIONS WITH RESPECT TO THE OFFER

                                       OF

                        BLUEGREEN ACQUISITION SUB, INC.
                  A WHOLLY OWNED SUBSIDIARY OF EXELIXIS, INC.
                       TO EXCHANGE SHARES OF COMMON STOCK

                                       OF

                                 EXELIXIS, INC.
                           FOR SHARES OF COMMON STOCK

                                       OF

                              GENOMICA CORPORATION

         PURSUANT TO THE EXCHANGE OFFER AND BASED ON THE EXCHANGE RATIO
              DESCRIBED IN THE PROSPECTUS DATED NOVEMBER 29, 2001.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus, dated November 29, 2001 (the "Prospectus"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by Bluegreen Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Exelixis, Inc., a Delaware corporation ("Exelixis"), to exchange a portion of a share of Exelixis common stock, par value $0.001 per share ("Exelixis Common Stock"), in accordance with the exchange ratio (determined as described in the Prospectus) for each outstanding share of common stock, par value $0.001 per share ("Genomica Common Stock"), of Genomica Corporation, a Delaware corporation, other than those owned by Exelixis or its subsidiaries.

     This will instruct you to tender the number of shares of Genomica Common Stock indicated below (or if no number is indicated below, all shares of Genomica Common Stock) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated:
----------------------- , 2001
Account Number:
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Number of Shares of Genomica Common Stock to be Tendered*:
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Sign here:
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Name (please print):
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Address:
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Area Code and Telephone Number: (     )
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Tax Identification or Social Security Number(s):
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* Unless otherwise indicated, it will be assumed that all shares of Genomica
  Common Stock held by us for your account are to be tendered.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.

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